UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

South Jersey Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2013, South Jersey Industries, Inc. (the "Company") announced the appointment of David A. Kindlick as Executive Vice President of the Company, and the appointment of Stephen H. Clark as Chief Financial Officer and Treasurer of both the Company and its wholly-owned subsidiary South Jersey Gas Company, effective November 22, 2013.  Mr. Kindlick is relinquishing his position as Chief Financial Officer of the Company in preparation for his retirement during 2014.

Mr. Clark, age 55, has held various positions with the Company and South Jersey Gas Company since 1997, including serving as Treasurer of South Jersey Gas Company.  There are no arrangements or understandings between Mr. Clark and any other persons pursuant to which Mr. Clark was appointed as Chief Financial Officer or Treasurer of the Company.  There have been no transactions nor are there any proposed transactions between the Company and Mr. Clark that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Clark will also serve as Chief Financial Officer and Treasurer of South Jersey Gas Company.

The press release announcing the appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC

Date: November 25, 2013	By: /s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary